Exhibit 10.5

REORGANIZATION AGREEMENT

BY AND AMONG

MEDIAALPHA, INC.,

QL HOLDINGS LLC,

AND

THE OTHER PARTIES NAMED HEREIN

DATED AS OF OCTOBER 27, 2020

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

i

This REORGANIZATION AGREEMENT (this “Agreement”), dated as of October 27, 2020, is made by and among:

i.	MediaAlpha, Inc., a Delaware corporation (“Pubco”);

ii.	QL Holdings LLC, a Delaware limited liability company (the “Company”);

iii.	QuoteLab, LLC, a Delaware limited liability company (“QL LLC”);

iv.	Guilford Holdings, Inc., a Delaware corporation (“Intermediate Holdco”);

v.	White Mountains Investments (Luxembourg) S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (“WTM”);

vi.	White Mountains Insurance Group, Ltd., a Bermuda exempted company limited by shares (“WMIG”);

vii.	Insignia QL Holdings, LLC, a Delaware limited liability company, and Insignia A QL Holdings, LLC, a Delaware limited liability company (collectively, “Insignia” );

viii.	Steven Yi, Eugene Nonko and Ambrose Wang (together with their respective Founder Holding Vehicles (as defined below), each, a “Founder” and collectively, the “Founders”);

ix.

Keith Cramer, Tigran Sinanyan, Lance Martinez, Brian Mikalis, Robert Perine, Jeffrey Sweetser, Serge Topjian and Kuanling Amy Yeh (collectively, the “Non-Founder Senior Executives” and, together with the Founders, the “Senior Executives”); and

x.	the individuals listed on the signature pages hereto under the heading “Legacy Profits Interest Holders” (collectively, the “Legacy Profits Interest Holders” or the “LPIHs”).

The parties hereto each a “Party” and collectively the “Parties”.

RECITALS

WHEREAS, the Board of Directors of Pubco (the “Board”) has determined to effect an underwritten initial public offering (the “IPO”) of shares of Pubco’s Class A Common Stock (as defined below) on the terms and subject to the conditions contained in the Underwriting Agreement (as defined below);

WHEREAS, the Parties desire to effect the Reorganization Transactions (as defined below) in contemplation of the IPO;

WHEREAS, immediately prior to the Reorganization Transactions, QL Management Holdings LLC, a Delaware limited liability company and the holding entity through which the Senior Executives and the LPIHs indirectly held all or a portion of their interests in the Company, dissolved pursuant to that certain Plan of Liquidation and Dissolution, dated as of or around the date hereof, resulting in the Senior Executives and the LPIHs directly holding their interests in the Company; and

WHEREAS, in connection with the consummation of the Reorganization Transactions and the IPO, the applicable Parties hereto intend to enter into the Reorganization Documents (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Additional Class A-1 Unit Issuance” has the meaning set forth in Section 2.1(d)(ii).

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated By-laws” has the meaning set forth in Section 2.1(a)(ii).

“Amended and Restated Certificate of Incorporation” has the meaning set forth in Section 2.1(a)(i).

“Attorney-in-Fact” has the meaning set forth in Section 4.5(b).

“Board” has the meaning set forth in the Recitals.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or specifically authorized by law to be closed in the City of New York.

“Class A Common Stock” means Class A Common Stock, par value $0.01 per share, of Pubco.

“Class A-1 Units” has the meaning given to such term in the Fourth Amended and Restated LLC Agreement.

“Class B Common Stock” means Class B Common Stock, par value $0.01 per share, of Pubco.

“Class B-1 Members” means, collectively, Insignia and the Management Parties.

“Class B-1 Unit Purchase” has the meaning set forth in Section 2.1(d)(i).

“Class B-1 Unit Purchase Consideration” has the meaning set forth in Section 2.1(d)(i).

“Class B-1 Unit Purchase Price” means an amount per Class B-1 Unit equal to the quotient resulting from dividing (x) the IPO Net Proceeds by (y) the aggregate number of shares of Class A Common Stock sold by Pubco in the IPO.

“Class B-1 Units” has the meaning given to such term in the Fourth Amended and Restated LLC Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Credit Agreement” means the Credit Agreement, dated as of September 23, 2020, by and among QL LLC, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Exchange Agreement” has the meaning set forth in Section 2.1(a)(iv)(F)(1).

“Founder Holding Vehicles” means, collectively, the Founder Trusts and QuoteLab Holdings, Inc., a Delaware corporation classified as an S corporation for U.S. federal income tax purposes.

“Founder Trusts” means, collectively, OBF Investments, LLC, a Nevada limited liability company, O.N.E. Holdings LLC, a Washington limited liability company, and Wang Family Investments LLC, a Washington limited liability company.

“Founders” has the meaning set forth in the Preamble.

“Fourth Amended and Restated LLC Agreement” has the meaning set forth in Section 2.1(a)(iii).

“Insignia” has the meaning set forth in the Preamble.

“Intended Tax Treatment” has the meaning set forth in Section 2.5.

“Intermediate Holdco” has the meaning set forth in the Preamble.

“IPO” has the meaning set forth in the Recitals.

“IPO Closing” means the initial closing of sale of the Class A Common Stock in the IPO.

“IPO Effective Time” means the date and time on which the Class A Common Stock commence trading on the New York Stock Exchange.

“IPO Net Proceeds” means an amount in cash equal to (x) the aggregate proceeds received by Pubco from the sale of Class A Common Stock in the IPO minus (y) the sum of underwriting discounts and commissions and offering expenses paid or payable by Pubco in connection with the IPO.

“IPO Pricing” means such date and time as the Board or pricing committee thereof determines to price the IPO, such date and time to be no later than immediately prior to the IPO Effective Time.

“Legacy Profits Interest Holders” or “LPIHs” has the meaning set forth in the Preamble.

“Lenders” means the lenders party to the Credit Agreement.

“LPIH Subscriptions” has the meaning set forth in Section 2.1(a)(iv)(D).

“Management Parties” means, collectively, Steven Yi, the Founder Holding Vehicles and the Non-Founder Senior Executives.

“Non-Founder Senior Executives” has the meaning set forth in the Preamble.

“Overallotment” has the meaning set forth in Section 2.1(e).

“Overallotment Class A-1 Unit Issuance” has the meaning set forth in Section 2.1(e)(ii).

“Overallotment Class B-1 Unit Purchase” has the meaning set forth in Section 2.1(e)(i).

“Overallotment Class B-1 Unit Purchase Consideration” has the meaning set forth in Section 2.1(e)(i).

“Overallotment Class B-1 Unit Purchase Price” means an amount per Class B-1 Unit equal to the quotient resulting from dividing (x) the Overallotment Net Proceeds by (y) the aggregate number of shares of Class A Common Stock sold by Pubco in the Overallotment.

“Overallotment Net Proceeds” means an amount in cash equal to (x) the aggregate proceeds received by Pubco from the sale of Class A Common Stock in the Overallotment minus (y) the sum of underwriting discounts and commissions and offering expenses paid or payable by Pubco in connection with the Overallotment.

“Overallotment Option” has the meaning set forth in Section 2.1(e).

“Overallotment Remaining Proceeds” has the meaning set forth in Section 2.1(e)(ii).

“Party” or “Parties” has the meaning set forth in the Preamble.

“Person” means any individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Pre-IPO LLC Members” means, the members of QL Holdings immediately prior to the recapitalization of QL Holdings set forth in Section 2.01(a)(iv)(A), including Intermediate Holdco, Insignia, the Management Parties and the LPIHs.

“Pubco” has the meaning set forth in the Preamble.

“QL LLC” has the meaning set forth in the Preamble.

“Registration Rights Agreement” has the meaning set forth in Section 2.1(a)(iv)(F)(4).

“Registration Statement” means the Exchange Act registration statement filed by Pubco on Form 8-A with the SEC to register the Class A Common Stock.

“Reorganization Documents” means each of the documents attached as an Exhibit hereto and all other agreements and documents entered into in connection with the Reorganization Transactions.

“Reorganization Transaction” has the meaning set forth in Section 2.1.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Senior Executives” has the meaning set forth in the Preamble.

“Stockholders Agreement” has the meaning set forth in Section 2.1(a)(iv)(F)(3).

“Tax Receivables Agreement” has the meaning set forth in Section 2.1(a)(iv)(F)(2).

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Amended and Restated LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company, dated July 1, 2020, as amended.

“Transfer Taxes” has the meaning set forth in Section 2.4.

“Underwriting Agreement” means the underwriting agreement, dated as of the date hereof, by and among Pubco and the underwriters of the IPO.

“WMIG” has the meaning set forth in the Preamble.

“WTM” has the meaning set forth in the Preamble.

Section 1.2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(f) References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.

(g) References to any agreement or contract are to that agreement or contract as amended, restated, modified or supplemented from time to time in accordance with the terms thereof.

ARTICLE II

THE REORGANIZATION

Section 2.1. Transactions. Subject to the terms and conditions hereinafter set forth, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the Parties shall take the actions described in this Section 2.1 (each, a “Reorganization Transaction” and, collectively, the “Reorganization Transactions”):

(a) Promptly following the IPO Pricing and prior to the IPO Effective Time, the applicable Parties shall take the actions set forth below (or cause such actions to take place):

(i)    Amend and Restate Pubco Certificate of Incorporation. The Board shall adopt the Amended and Restated Certificate of Incorporation of Pubco substantially in the form attached hereto as Exhibit A (the “Amended and Restated Certificate of Incorporation”). Pubco shall file the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

(ii)    Amend and Restate Pubco By-laws. The Board shall adopt the Amended and Restated By-laws of Pubco substantially in the form attached hereto as Exhibit B (the “Amended and Restated By-laws”).

(iii)    Amend and Restate Company LLC Agreement. The Company, Pubco, Intermediate Holdco and the Class B-1 Members shall, and each hereby severally agrees to, enter into the Fourth Amended and Restated Limited Liability Company Agreement of the Company, substantially in the form attached hereto as Exhibit C (the “Fourth Amended and Restated LLC Agreement”), which, among other things, shall give effect to: (1) the recapitalization contemplated in Section 2.1(a)(iv)(A); (2) the designation of Intermediate Holdco as sole managing member contemplated in Section 2.1(a)(iv)(C); (3) the acquisition of Class B-1 Units by Intermediate Holdco contemplated in Section 2.1(a)(iv)(D) and Section 2.1(d)(i); and (4) the other Reorganization Transactions.

(iv)    Immediately following the entry into the Fourth Amended and Restated LLC Agreement, the following transactions in this Section 2.1(a)(iv) shall take place in immediate succession in accordance with the order in which they are listed:

(A)    Recapitalization of Pre-IPO LLC Member Units. The Company shall be recapitalized through the conversion of all equity interests then held by the Pre-IPO LLC Members into two new classes of equity interests consisting of the Class A-1 Units and Class B-1 Units, in each case with the rights, privileges and preferences set forth in the Fourth Amended and Restated LLC Agreement. Class A-1 Units and Class B-1 Units, as applicable, shall be held by the Pre-IPO LLC Members in such amounts set forth across the applicable Pre-IPO LLC Member’s name in Schedule I hereto.

(B)    WTM Contribution of Intermediate Holdco. Pursuant to an Amended and Restated Contribution Agreement dated as of October 23, 2020, by and between WTM and Pubco and attached hereto as Exhibit D, WTM shall contribute its wholly-owned subsidiary, Intermediate Holdco, to Pubco in exchange for 24,142,096 shares of Class A Common Stock.

(C)    Managing Member. The Company shall designate Intermediate Holdco as the sole managing member of the Company.

(D)    LPIH Contribution of Class B-1 Units. Pubco and each LPIH shall, and each hereby severally agrees to, enter into a Contribution Agreement substantially in the form attached hereto as Exhibit E, pursuant to which the applicable LPIH shall contribute to Pubco the number of Class B-1 Units set forth opposite such LPIH’s name on Schedule II hereto, in exchange for the same number of shares of Class A Common Stock (each, a “LPIH Subscription” and, collectively, the “LPIH Subscriptions”). Pubco, Intermediate Holdco and the Company shall, and each hereby severally agrees to, enter into a Contribution Agreement substantially in the form attached hereto as Exhibit F, pursuant to which Pubco shall, immediately after the consummation of the LPIH Subscriptions, (1) contribute such Class B-1 Units received in connection with the LPIH Subscriptions to Intermediate Holdco and immediately thereafter, (2) Intermediate Holdco shall contribute such Class B-1 Units to the Company in exchange for a number of newly issued Class A-1 Units that results in the aggregate number of Class A-1 Units held by Intermediate Holdco being equal to the number of then outstanding shares of Class A Common Stock of Pubco.

(E)    Insignia and Senior Executives Subscription. Pubco, Insignia and the Management Parties shall enter into a Subscription Agreement substantially in the form attached hereto as Exhibit G, pursuant to which Insignia and the Management Parties (as applicable) shall purchase 30,025,695 shares of Class B Common Stock (which is equal to the number of Class B-1 Units they hold) for an aggregate purchase price of $10,000 from Pubco, which amount the parties agree represents the fair market value of such shares of Class B Common Stock.

(F)    Execution of Other Agreements. The applicable Parties shall enter into the following agreements substantially concurrently:

(1)    Pubco, Intermediate Holdco, the Company and the Class B-1 Members shall, and each hereby severally agree to, enter into the Exchange Agreement, substantially in the form attached hereto as Exhibit H (the “Exchange Agreement”).

(2)    Pubco, the Company, WMIG and the Class B-1 Members shall, and each hereby severally agree to, enter into the Tax Receivables Agreement, substantially in the form attached hereto as Exhibit I (the “Tax Receivables Agreement”).

(3)    Pubco, WTM, Insignia and the Founders shall, and each hereby severally agree to, enter into the Stockholders Agreement, substantially in the form attached hereto as Exhibit J (the “Stockholders Agreement”).

(4)    Pubco, WTM, Insignia and the Management Parties shall, and each hereby agrees to, enter into the Registration Rights Agreement, substantially in the form attached hereto as Exhibit K (the “Registration Rights Agreement”).

(b) Pubco will file the Registration Statement with the SEC no later than immediately prior to the IPO Effective Time.

(c) Subject to the satisfaction or waiver of all the closing conditions enumerated in the Underwriting Agreement, the IPO Closing will take place at approximately 10:00 A.M. (EST) on October 30, 2020.

(d) Immediately following the IPO Closing, the following transactions shall take place in immediate succession in accordance with the order in which they are listed:

(i)    Pubco, Intermediate Holdco, Insignia, the Management Parties and the LPIHs shall, and each hereby severally agrees to, enter into a Purchase Agreement substantially in the form attached hereto as Exhibit L, pursuant to which (i) Pubco will contribute to Intermediate Holdco the IPO Net Proceeds and (ii) Intermediate Holdco will acquire (x) 1,549,556 of the Class B-1 Units (and an equivalent number of shares of Class B Common Stock) held by Insignia, (y) 2,170,992 of the Class B-1 Units (and an equivalent number of shares of Class B Common Stock) held by the Management Parties and (z) 282,797 of the Class B-1 Units from the LPIHs (representing all the remaining Class B-1 Units held by the LPIHs), for a price per Class B-1 Unit equal to the Class B-1 Unit Purchase Price (the aggregate of all such consideration paid in respect of such Class B-1 Units, the “Class B-1 Unit Purchase Consideration” and the foregoing transaction, collectively, the “Class B-1 Unit Purchase”).

(ii)    Intermediate Holdco and the Company shall, and each hereby severally agrees to, enter into a Contribution Agreement substantially in the form attached hereto as Exhibit M, pursuant to which (1) Intermediate Holdco shall contribute to the Company (A) an amount equal to (x) the IPO Net Proceeds, minus (y) the Class B-1 Unit Purchase Consideration (the “Remaining Proceeds”) and (B) the Class B-1 Units that Intermediate Holdco acquired in the Class B-1 Unit Purchase, in each case, in exchange for a number of newly issued Class A-1 Units that results in the aggregate number of Class A-1 Units held by Intermediate Holdco being equal to the number of then outstanding shares of Class A Common Stock of Pubco (collectively, the “Additional Class A-1 Unit Issuance”) and (2) the Company shall cancel the Class B-1 Units received by it.

(iii)    In conjunction with the Additional Class A-1 Unit Issuance: (A) Pubco shall cancel any Class B Common Stock corresponding to such Class B-1 Units so canceled by the Company, (B) the Company shall contribute the Remaining Proceeds to QL LLC and (C) QL LLC shall use the Remaining Proceeds received by it to repay to the Lenders under the Credit Agreement.

(e) If the underwriters exercise their option contained in the Underwriting Agreement to purchase additional shares of Class A Common Stock from Pubco (the “Overallotment Option”) in connection with the IPO (such subsequent closing held in connection with the exercise of the Overallotment Option, the “Overallotment”), the following transactions shall take place in immediate succession in accordance with the order in which they are listed:

(i)    Pubco, Intermediate Holdco, Insignia and the Management Parties shall, and each hereby severally agrees to, enter into a Purchase Agreement substantially in the form attached hereto as Exhibit N, pursuant to which (A) Pubco will contribute to Intermediate Holdco the Overallotment Net Proceeds, and (B) Intermediate Holdco will acquire (x) 320,321 of the Class B-1 Units (and an equivalent number of shares of Class B Common Stock) held by Insignia and (y) 448,783 of the Class B-1 Units (and an equivalent number of shares of Class B Common Stock) held by the Management Parties, for a price per Class B-1 Unit equal to the Overallotment Class B-1 Unit Purchase Price (the aggregate of all such consideration paid in respect of such Class B-1 Units, the “Overallotment Class B-1 Unit Purchase Consideration” and the foregoing transaction, collectively, the “Overallotment Class B-1 Unit Purchase”).

(ii)    Intermediate Holdco and the Company shall, and each severally agrees to, enter into a Contribution Agreement substantially in the form attached hereto as Exhibit O, pursuant to which (1) Intermediate Holdco shall contribute to the Company (A) an amount equal to (x) the Overallotment Net Proceeds, minus (y) the Overallotment Class B-1 Unit Purchase Consideration (the “Overallotment Remaining Proceeds”) and (B) the Class B-1 Units that Intermediate Holdco acquired in the Overallotment Class B-1 Unit Purchase, in each case, in exchange for a number of newly issued Class A-1 Units that results in the aggregate number of Class A-1 Units held by Intermediate Holdco being equal to the number of then outstanding shares of Class A Common Stock of Pubco (collectively, the “Overallotment Class A-1 Unit Issuance”) and (2) the Company shall cancel the Class B-1 Units received by it.

(iii)    In conjunction with the Overallotment Class A-1 Unit Issuance: (A) Pubco shall cancel the Class B Common Stock corresponding to such Class B-1 Units so canceled by the Company and (B) the Company shall contribute the Overallotment Remaining Proceeds to QL LLC.

Section 2.2. Consent to Reorganization Transactions.

(a) Each of the Parties hereto hereby acknowledges, agrees and consents to the Reorganization Transactions. Each of the Parties hereto shall take all action necessary or appropriate in order to effect, or cause to be effected, to the extent within its control, each of the Reorganization Transactions and the IPO.

(b) The Parties hereto shall deliver to each other, as applicable, as soon as practicable prior to the IPO Effective Time, each of the Reorganization Documents to which it is a party, together with any other documents and instruments necessary or appropriate to be delivered in connection with the Reorganization Transactions.

Section 2.3. No Liabilities in Event of Termination; Certain Covenants.

(a) In the event that Pubco determines in writing to abandon the IPO, or, unless Pubco, the Company, WTM, Insignia and the Founders otherwise agree, the IPO Closing has not occurred by the tenth Business Day following the date of this Agreement, (A) this Agreement shall automatically terminate and be of no further force or effect except for this Section 2.3, Section 4.4, Section 4.7, Section 4.8 and Section 4.11 and (B) there shall be no liability on the part of any of the Parties hereto, except that such termination shall not preclude any Party from pursuing judicial remedies for damages and/or other relief as a result of the breach by the other parties of any representation, warranty, covenant or agreement contained herein prior to such termination.

(b) In the event that this Agreement is terminated, pursuant to Section 2.3(a) or otherwise, for any reason after the consummation of any of the Reorganization Transactions, but prior to the consummation of all of the Reorganization Transactions, the Parties agree, as applicable, to cooperate and work in good faith to execute and deliver such agreements and consents and amend such documents and to effect such transactions or actions as may be necessary to re-establish the rights, preferences and privileges that the Parties hereto had prior to the consummation of the Reorganization Transactions, or any part thereof, including, without limitation, voting any and all securities owned by such Party in favor of any amendment to any organizational document and in favor of any transaction or action necessary to re-establish such rights, powers and privileges and causing to be filed all necessary documents with any governmental authority necessary to reestablish such rights, preferences and privileges (it being understood and agreed that if such termination occurs subsequent to the effectiveness of the Fourth Amended and Restated LLC Agreement, the parties agree to amend the Fourth Amended and Restated LLC Agreement so that the governance, transfer restrictions, liquidity rights and other related provisions therein with respect to Pubco, Pubco’s subsidiaries and Pubco’s and the Company’s securities correspond in all substantive respects with the provisions contained in the Third Amended and Restated LLC Agreement as in effect on the date hereof).

Section 2.4. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) (collectively, “Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement shall be borne and paid by Pubco when due. Pubco shall, at its own expense, timely file any Tax Return or other document with respect to such Transfer Taxes.

Section 2.5. Tax Treatment. The transactions contemplated in Section 2.1(a)(iv)(B), the first sentence of Section 2.1(a)(iv)(D) and Section 2.1(a)(iv)(E) of this Agreement and the primary offering portion of the IPO, collectively, are intended to qualify as a transaction under Section 351 of the Code (the “Intended Tax Treatment”). The Parties shall report such transactions consistent with the Intended Tax Treatment for all tax purposes (except as otherwise required pursuant to a final determination (as defined in Section 1313(a) of the Code) and shall take all commercially reasonable actions necessary to cause such transactions to qualify for the Intended Tax Treatment. None of the Parties shall take any actions or cause any actions to be taken or take any position on any Tax Return or any Tax audit, contest or proceeding, in each case inconsistent with the Intended Tax Treatment unless required pursuant to a final determination (as defined in Section 1313(a) of the Code).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties. Each of the Parties hereby represents and warrants to all the other Parties hereto as follows:

(a) To the extent such Party is not a natural person, such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation. The execution, delivery and performance by such Party of this Agreement and of the applicable Reorganization Documents, to the extent a Party thereto and to the extent such Party is not a natural person, has been or prior to the IPO Effective Time will be duly authorized by all necessary action;

(b) To the extent such Party is not a natural person, such Party has or prior to the IPO Effective Time will have the requisite power, authority and legal right to execute and deliver this Agreement and each of the Reorganization Documents, to the extent a Party thereto, and to consummate the transactions contemplated hereby and thereby, as the case may be;

(c) This Agreement and each of the Reorganization Documents to which it is a Party has been (or when executed will be) duly executed and delivered by such Party and constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing;

(d) Neither the execution, delivery and performance by such Party of this Agreement and the applicable Reorganization Documents, to the extent a Party thereto, nor the consummation by such Party of the transactions contemplated hereby, nor compliance by such Party with terms and provisions hereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in breach or termination of or constitute a default under) the organizational documents of such Party (to the extent such Party is not a natural person), (ii) constitute a violation by such Party of any existing requirement of law applicable to such Party or any of its properties, rights or assets or (iii) require the consent or approval of any Person, except in the case of clauses (ii) and (iii), as would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of such Party to consummate the transaction contemplated by this Agreement;

(e) Such Party is the record and beneficial owner of any equity interests of Pubco, Intermediate Holdco and/or the Company, as applicable, that are intended to be transferred by it pursuant to this Agreement, the Reorganization Documents and/or the transactions contemplated hereby and thereby, and, as applicable, such Party has good and marketable title to such equity interests, free and clear of all encumbrances. Such Party has full right, power and authority to transfer and deliver to any other Party valid title to such equity interests held by such Party, free and clear of all encumbrances; and

(f) Such Party (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Reorganization Transactions. Such Party has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Reorganization Transactions and has had full access to such other information concerning the Reorganization Transactions as it has requested. Such Party has received all information that it believes is necessary or appropriate in connection with the Reorganization Transactions. Such Party is an informed and sophisticated party and has engaged, to the extent such Party deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Party is an accredited investor as that term is defined in Regulation D under the Securities Act of 1933. Such Party understands that the transfer of the securities acquired hereunder has not been registered and agrees to resell such securities pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or, if applicable, in accordance with the provisions of Regulation S under the Securities Act.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Primacy of Reorganization Documents. This Agreement summarizes certain actions to be taken in connection with the entering into of the Reorganization Documents and consummation of the Reorganization Transactions but this Agreement does not supersede or replace or affect the interpretation of any Reorganization Document or any part of any Reorganization Document. To the extent that any of the subject matter of any Reorganization Document is also dealt with in this Agreement (whether or not inconsistently), such Reorganization Document shall take precedence over this Agreement.

Section 4.2. Amendments and Waivers. This Agreement may be modified, amended or waived only with the written approval of WTM, Insignia and the Founders; provided, however, that an amendment or modification that would affect any other Party in a manner materially and disproportionately adverse to such Party shall be effective against such Party so materially and adversely affected only with the prior written consent of such Party, such consent not to be unreasonably withheld or delayed. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 4.3. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

Section 4.4. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered by personal hand delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery (and such notice shall be deemed to have been duly given, made or delivered (a) on the date received, if delivered by personal hand delivery, (b) on the date received, if delivered by facsimile transmission, by electronic mail or by registered first-class mail prior to 5:00 p.m. prevailing local time on a Business Day, or if delivered after 5:00 p.m. prevailing local time on a Business Day or on a day other than a Business Day, on the first Business Day thereafter and (c) two (2) Business Days after being sent by air courier guaranteeing overnight delivery), at the following addresses (or at such other address as shall be specified by like notice):

if to Pubco, to:

MediaAlpha, Inc.

700 South Flower Street, Suite 640

Los Angeles, California 90017

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: C. Daniel Haaren

if to WTM, to:

White Mountains Investments (Luxembourg) S.à r.l.

Société à responsabilité limitée

1, rue Hildegard von Bingen

Luxembourg, L-1282

R.C.S. Luxembourg: B 167.137

Attention: Manfred Schneider

with a copy (which shall not constitute notice) to:

White Mountains Insurance Group, Ltd.

23 S. Main St, Suite 3B

Hanover, NH 03755

Attention: Robert Seelig, EVP & GC

and

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: David J. Perkins

if to WMIG, to:

White Mountains Insurance Group, Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Attention: Robert Seelig, EVP & GC

with a copy to (which will not constitute notice):

White Mountains Insurance Group, Ltd.

23 S. Main St, Suite 3B

Hanover, NH 03755

Attention: Robert Seelig, EVP & GC

and

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: David J. Perkins

if to Insignia, to:

Insignia Capital Group

1333 California Blvd, Suite 520

Walnut Creek, CA 94596

Attention: Tony Broglio

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, IL 60654

Attention: Robert Wilson, P.C.

if to the Management Parties or any of the LPIHs, to:

700 S. Flower St., Suite 640

Los Angeles, CA 90017

Attention: Steven Yi

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, CA 90067

Attention: Hamed Meshki, P.C.

and

Kirkland & Ellis LLP

601 Lexington Avenue, New York, NY 10022

Attention: Timothy Cruickshank, P.C.

Section 4.5. Further Assurances; Power of Attorney.

(a) At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as another Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

(b) Each LPIH appoints Lance Martinez (the “Attorney-in-Fact”), and with full power of substitution and resubstitution, as such LPIH’s exclusive and irrevocable agent, proxy and attorney-in-fact (and such proxy shall be deemed to be coupled with an interest), for all purposes under this Agreement and the Reorganization Documents, including full power and authority to act on such LPIH’s behalf with respect thereto. Without limiting the generality of the foregoing, the Attorney-in-Fact, acting in good faith, is authorized and empowered to:

(i)    make all determinations and take all actions with respect to such LPIH’s equity interests in the Company, including without limitation the exercise of all rights and the performance of all obligations under this Agreement and the Reorganization Documents, and the transfer or other disposition of such interests;

(ii)    in connection with any such transfer or disposition, execute, endorse and receive all documents, instruments, certificates, statements and agreements on behalf of and in the name of such LPIH necessary to effectuate and consummate the Reorganization Transactions;

(iii)    take all actions on such LPIH’s behalf in connection with any claims made under this Agreement or any of the Reorganization Documents to defend or settle such claims;

(iv)    approve any changes or modifications to the Reorganization Documents from the forms set forth on the Exhibits attached hereto prior to execution and delivery;

(v)    execute and deliver, should it elect to do so in its sole discretion, on such LPIH’s behalf, any amendment to this Agreement or any of the Reorganization Documents or any waiver of any of the terms thereof; and

(vi)    take all other actions to be taken by or on such LPIH’s behalf that are permitted or required under this Agreement or any of the Reorganization Documents.

(c) All decisions and actions taken by the Attorney-in-Fact will be binding upon the LPIHs; no LPIH will have the right to object, dissent, protest or otherwise contest the same; and each Party will be able to rely conclusively on the written instructions of the Attorney-in-Fact as to such decisions and actions taken by the Attorney-in-Fact hereunder. The Attorney-in-Fact will not be liable to any LPIH for any action taken by it in good faith pursuant to this Agreement. The Attorney-in-Fact is serving in that capacity solely for purposes of administrative convenience, and is not personally liable in such capacity for any of the obligations of any LPIH hereunder.

Section 4.6. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the Reorganization Documents, embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by the laws of the state of Delaware. To the fullest extent permitted by law, no suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware, and the Parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. To the fullest extent permitted by law, each Party hereto irrevocably waives any right it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the Parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim herein.

Section 4.8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 4.9. Enforcement. Each Party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching Party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 4.10. No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties and no other Person or entity shall be a third-party beneficiary hereof.

Section 4.11. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

“PUBCO”

MEDIAALPHA, INC.

By:	/s/ Steven Yi

Name:	Steven Yi
Title:	Chief Executive Officer

[Signature Page to Reorganization Agreement]

“COMPANY”

QL HOLDINGS LLC

By:	/s/ Steven Yi

Name:	Steven Yi
Title:	Chief Executive Officer

[Signature Page to Reorganization Agreement]

“INTERMEDIATE HOLDCO”

GUILFORD HOLDINGS, INC.

By:	/s/ Todd C. Pozefsky

Name:	Todd C. Pozefsky
Title:	President

[Signature Page to Reorganization Agreement]

“QL LLC”

QUOTELAB, LLC

By:	/s/ Steven Yi

Name:	Steven Yi
Title:	President and Chief Executive Officer

[Signature Page to Reorganization Agreement]

“WTM”:

WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.À R.L.

By:	/s/ Manfred Schneider

Name:	Manfred Schneider
Title:	Manager

[Signature Page to Reorganization Agreement]

“WMIG”:

WHITE MOUNTAINS INSURANCE GROUP, LTD.

By:	/s/ Robert L. Seelig

Name:	Robert L. Seelig
Title:	EVP and General Counsel

[Signature Page to Reorganization Agreement]

“INSIGNIA”:

INSIGNIA QL HOLDINGS, LLC

By:	/s/ Tony Broglio

Name:	Tony Broglio
Title:	President and Secretary

INSIGNIA A QL HOLDINGS, LLC

By:	/s/ Tony Broglio

Name:	Tony Broglio
Title:	President and Secretary

[Signature Page to Reorganization Agreement]

“MANAGEMENT PARTIES”

STEVEN YI

By:	/s/ Steven Yi

EUGENE NONKO

By:	/s/ Eugene Nonko

AMBROSE WANG

By:	/s/ Ambrose Wang

OBF INVESTMENTS, LLC

By:	/s/ Steven Yi

Name:	Steven Yi
Title:	Manager

O.N.E. HOLDINGS LLC

By:	/s/ Eugene Nonko

Name:	Eugene Nonko
Title:	Manager

WANG FAMILY INVESTMENTS LLC

By:	/s/ Ambrose Wang
Name:	Ambrose Wang
Title:	Manager

[Signature Page to Reorganization Agreement]

QUOTELAB HOLDINGS, INC.

By:	/s/ Steven Yi

Name:	Steven Yi
Title:	President and CEO

KEITH CRAMER

By:	/s/ Keith Cramer

TIGRAN SINANYAN

By:	/s/ Tigran Sinanyan

LANCE MARTINEZ

By:	/s/ Lance Martinez

BRIAN MIKALIS

By:	/s/ Brian Mikalis

ROBERT PERINE

By:	/s/ Robert Perine

JEFFREY SWEETSER

By:	/s/ Jeffrey Sweetser

[Signature Page to Reorganization Agreement]

SERGE TOPJIAN

By:	/s/ Serge Topjian

KUANLING AMY YEH

By:	/s/ Kuanling Amy Yeh

[Signature Page to Reorganization Agreement]

“LEGACY PROFITS INTEREST HOLDERS”

Melissa Rosno

By:	/s/ Melissa Rosno

Randy Pensinger

By:	/s/ Randy Pensinger

Andy Soltani

By:	/s/ Andy Soltani

Sergiy Zuban

By:	/s/ Sergiy Zuban

Cort Carlson

By:	/s/ Cort Carlson

Sarah Graves

By:	/s/ Sarah Graves

Sean Galusha

By:	/s/ Sean Galusha

Tigran Mekikian

By:	/s/ Tigran Mekikian

Benjamin Safran

By:	/s/ Benjamin Safran

Thommy O. Guerrero

By:	/s/ Thommy O. Guerrero

Wu Tsung (Kai) Kao

By:	/s/ Wu Tsung (Kai) Kao

Tawny Graham

By:	/s/ Tawny Graham

Yousef Noor

By:	/s/ Yousef Noor

Anna Goranson

By:	/s/ Anna Goranson

Louise Rasho

By:	/s/ Louise Rasho

Erika Richardson

By:	/s/ Erika Richardson

James Kosta

By:	/s/ James Kosta

Gregory Picard

By:	/s/ Gregory Picard

Sean McCue

By:	/s/ Sean McCue

Anthony Eccher

By:	/s/ Anthony Eccher

John Tomlinson

By:	/s/ John Tomlinson

Cindy Madden

By:	/s/ Cindy Madden

Tony Leung

By:	/s/ Tony Leung

Christina Mahoney

By:	/s/ Christina Mahoney

Jonathan Doroski

By:	/s/ Jonathan Doroski

Colin Quigley

By:	/s/ Colin Quigley

Shant Aroch

By:	/s/ Shant Aroch

Adrian Nam

By:	/s/ Adrian Nam

Yanfei Shao

By:	/s/ Yanfei Shao

Justin Fleming

By:	/s/ Justin Fleming

Harvey Taylor

By:	/s/ Harvey Taylor

Erick Louie

By:	/s/ Erick Louie

[Signature Page to Reorganization Agreement]

List of Omitted Exhibits and Schedules

The following exhibits and schedules to this Agreement have not been provided herein:

Schedule I – Pre-IPO LLC Member Schedule

Schedule II – LPIH Contribution Schedule

Exhibit A – Form of Amended and Restated Certificate of Incorporation (see Exhibit 3.1 to Amendment No. 1 to Form S-1 filed herewith)

Exhibit B – Form of Amended and Restated By-laws (see Exhibit 3.2 to Amendment No. 1 to Form S-1 filed herewith)

Exhibit C – Form of Fourth Amendment and Restated LLC Agreement (see Exhibit 10.2 to Amendment No. 1 to Form S-1 filed herewith)

Exhibit D – Form of Contribution Agreement

Exhibit E – Form of Contribution Agreement

Exhibit F – Form of Contribution Agreement

Exhibit G – Form of Subscription Agreement

Exhibit H – Form of Exchange Agreement (see Exhibit 10.4 to Amendment No. 1 to Form S-1 filed herewith)

Exhibit I – Form of Tax Receivables Agreement (see Exhibit 10.3 to Amendment No. 1 to Form S-1 filed herewith)

Exhibit J – Form of Stockholders Agreement (see Exhibit 10.5 to Amendment No. 1 to Form S-1 filed herewith)

Exhibit K – Form of Registration Rights Agreement (see Exhibit 4.2 to Amendment No. 1 to Form S-1 filed herewith)

Exhibit L – Form of Purchase Agreement

Exhibit M – Form of Contribution Agreement

Exhibit N – Form of Purchase Agreement

Exhibit O – Form of Contribution Agreement

The undersigned registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.